SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

November 17, 2004
Date of Report (Date of earliest event reported)
____________________________________________________

FINELINE PROPERTIES.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

58-2376296
(IRS Employer Identification Number)

110 South Water Street
Kent, Ohio                                                        44240
(Address of principal executive offices)                       (ZIP Code)

Robert Petry, Chairman & CEO
Fineline Properties.Com, Inc.
110 South Water Street
Kent, Ohio  44240
(Name and address of agent for service)

(330) 678-5558
(Telephone number, including area code of agent for service)

_____________________________________________________________
Copy to:
James Reskin
Reskin & Associates
520 South Fourth Street,
Louisville, KY 40202-2577



Item 1. Change of Control of Registrant. None

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None

Item 4. Changes in Registrant's Certifying Accountant.    The  Company?s
predecessor auditor, Mr. James E. Slayton, was the subject of a proceeding initiated by the United States Securities and Exchange Commission (?SEC?) whereby the SEC alleged that Mr. Slayton had improperly valued certain income items in connection with his audit of an unrelated company. At no time did the SEC investigate or allege impropriety on the part of Mr. Slayton in connection with audits or other work for the Company. In connection with this investigation, Mr. Slayton submitted an offer, which the SEC accepted, to allow the SEC to issue its order imposing certain sanctions. On the basis of such order, Mr. Slayton was barred from practice before the SEC effectively rendering him unable to continue to serve the Company. Management of the Company has attempted to contact Mr. Slayton to obtain a letter of resignation but was unable to do so nor does the Company believe that such a letter is forthcoming. In lieu of same, the Company represents that there were no disagreements with Mr. James E. Slayton on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure and the Company has no knowledge why any disagreements should exist. For either of the past two years, Mr. James E. Slayton?s audit reports did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

Based on the foregoing, the Company undertook steps to engage the services of a different qualified auditor. On November 17, 2004, the Company dismissed James
E. Slayton, CPA, as their certifying accountant. Commencing on September 1, 2004, the Company engaged the services of Pollard, Kelley, Auditing Services, Inc. to commence preparation of audits and audit-related services. Management did not have any prior agreements or understandings with Pollard-Kelley Auditing Services, Inc., and they did not provide any services for the Company prior to their retention in September 1, 2004.

The change in certifying accountant was approved by the Company's Board of Directors by resolution adopted at a meeting on November 17, 2004. The Company had not consulted with Pollard-Kelley Auditing Services, Inc., at any time during calendar years 2002 and 2003, during the first or second quarter of 2004, or during the interim period preceding their appointment on September 1, 2004 with regard to any of the accounting or auditing concerns stated in
Item 304(a)(2) of Regulation S-B.

The Company engaged Pollard-Kelley Auditing Services, Inc., to commence work and to determine the scope of work prior to adoption of a resolution ratifying the engagement. Pollard-Kelley Auditing Services, Inc. has determined that no reason has been found nor do they anticipate a basis for any reason limiting their ability to provide services or issuing their opinion as to such audits or reviews undertaken. Based upon the resolution passed at a meeting of the Board of Directors on the 17th day of November, 2004, the Board of Directors has determined that such date is the date on which the engagement was finalized for purposes of this filing.

Item 5. Other Events.  None

Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits.   None.

Item 8. Change in Fiscal Year. None.

Item 9. Regulation FD Disclosure.  None.

EXHIBITS.  None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Kent, Ohio, on the 18th day of November, 2004.


FINELINE PROPERTIES.COM, INC.



By: /s/ Robert V. Petry______________
      Robert Petry Chief Executive Officer